NEW AGE ALPHA TRUST

BOARD OF TRUSTEES

POWER OF ATTORNEY

We, the undersigned Trustees of New Age Alpha Trust (the “Trust”), hereby appoint Keith D. Kemp, President to the Trust, Michael J. Semack, Jesse Hallee, Secretary to the Trust, and Allyson Stewart, Assistant Secretary to the Trust, and each of them, as our true and lawful agents and Attorneys-in-Fact, with full power of substitution, and with the full power to sign for us and in our names in the following capacities relating to business of the Trust: all Pre-Effective Amendments to any Registration Statement; any and all subsequent Post-Effective Amendments to said Registration Statements; any supplements or other instruments in connection therewith; and generally to do all such things in our names and on our behalf in connection therewith as said Attorneys-in-Fact deem, together or individually, necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, or requirements of any federal or state regulatory agency in connection with the filing and effectiveness of any Registration Statement, as amended, and all related requirements of any federal or state regulatory agency.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

WITNESS my hands on this 18th day of November, 2020.

/s/ Armen Arus
Armen Arus
Trustee

/s/ Richard C. Butt
Richard C. Butt
Trustee

/s/ Timothy E. Driscoll
Timothy E. Driscoll
Trustee

/s/ Jeremy O. May
Jeremy O. May
Trustee